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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                _______________

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):        July 28, 2000
                                                  -------------------------



                                 ALZA Corporation
                                 ----------------

               (Exact Name of Registrant as Specified in Charter)

           Delaware                     1-6247                 77-0142070
---------------------------------       ------                 ----------
   (State or Other Jurisdiction      (Commission             (IRS Employer
         of Incorporation)           File Number)         Identification No.)

1900 Charleston Road P.O. Box 7210, Mountain View, California         94039-7210
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         (Address of Principal Executive Offices)                     (Zip Code)

Registrant's telephone number, including area code (650) 564-5000
                                                   --------------


                                      N/A
                                      ---
         (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  Other Events

       On July 28, 2000, ALZA Corporation ("ALZA") completed the sale of $1.09 billion aggregate principal amount at maturity of zero coupon convertible subordinated debentures due July 28, 2020. The debentures were sold at an issue price of $551.26 per $1,000 principal amount at maturity, representing a yield to maturity of 3% and generating approximately $600 million in proceeds before commissions and discounts and offering expenses.

       ALZA may redeem the debentures in whole or in part on or after July 28, 2003. Holders of the debentures may require ALZA to repurchase the debentures at the original issue price, plus accrued original issue discount, in 2003, 2008 and 2013. ALZA may pay the repurchase price in cash or shares of its common stock, or a combination thereof.

       ALZA intends to use the proceeds from the sale of debentures for general corporate purposes. If the holders of ALZA's outstanding 5% convertible subordinated debentures due 2006 ("5% Debentures") called for redemption on August 18, 2000, do not convert their debentures into common stock prior to the redemption date, ALZA may use part of the proceeds to pay a portion of the $493 million redemption price of its 5% Debentures.

       The debentures were sold only to institutional investors pursuant to Rule 144A under the Securities Act of 1933 ("Securities Act"). ALZA has agreed with the initial purchasers pursuant to the terms of a Registration Rights Agreement to register the debentures, and the shares of common stock issuable upon conversion thereof, under the Securities Act on or before a date that is 180 days after the initial sale of the debentures, and if it fails to do so, to pay penalty interest to the holders of the debentures.

Item 7.  Financial Statements and Exhibits

  (c)  Exhibits

       Exhibit No.                 Description

       4.1    Indenture, dated July 28, 2000, by and between ALZA
              Corporation and Chase Manhattan Bank and Trust Company,
              National Association.
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       4.2    Registration Rights Agreement, dated July 24, 2000, by and between ALZA Corporation, Credit Suisse First Boston Corporation, Chase Securities Inc. and Morgan Stanley & Co. Incorporated.
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                                   SIGNATURES

       Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 9, 2000      ALZA Corporation

                              By   /s/ Matthew K. Fust
                                 ---------------------------------
                                 Name:     Matthew K. Fust
                                 Title:    Senior Vice President &
                                           Chief Financial Officer
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                                 EXHIBIT INDEX

Exhibit No.               Description

    4.1         Indenture, dated July 28, 2000
    4.2         Registration Rights Agreement, dated July 24, 2000